UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 1, 2004



                                  Red Hat, Inc.
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               (Exact Name of Registrant as Specified in Charter)



               Delaware                   000-26281         06-1364380
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        (State or Other Juris-           (Commission      (IRS Employer
       diction of Incorporation          File Number)   Identification No.)


        1801 Varsity Drive, Raleigh, North Carolina            27606
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         (Address of Principal Executive Offices)            (Zip Code)



       Registrant's telephone number, including area code: (919) 754-3700


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          (Former Name or Former Address, if Changed Since Last Report)



         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01  Entry into a Material Definitive Agreement

         On November 1, 2004, the Board of Directors of Red Hat, Inc. (the "Company") approved the performance objectives for the Company that will be used to determine the amount of the cash bonus awards that may be paid to the Company's executive's for fiscal year ended February 28, 2005 under its Executive Variable Compensation Plan. The performance objectives for fiscal 2005 are a specified dollar amount of cash flows from operations and a specified dollar amount of net revenues for the fiscal year (the "Targets"). Bonus award amounts will be calculated for each participant as a percentage of such participant's target cash bonus award, such percentage to be based on the actual cash flows from operations and the actual net revenues achieved as compared to the Targets.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                  RED HAT, INC.

Date: November 2, 2004            By: /s/ Michael R. Cunningham
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                                          Michael R. Cunningham